PRICING SUPPLEMENT NO. 121                                    Rule 424 (b)(3)
DATED: June 22, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes    Book Entry Notes
$25,000,000                    [x]                    [x]

Original Issue Date:           Fixed Rate Notes       Certificated Notes
June 25, 1998                  []                     [_]


Maturity Date:                 CUSIP#: 073928 DJ 9
June 25, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                            Optional         Optional
                       Redemption           Repayment        Repayment
Redeemable On          Price(s)             Date(s)          Price(s)
-------------          ----------           ----------       ----------

N/A                    N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[x]         Federal Funds Rate                Interest Reset Date(s): Daily

[_]         Treasury Rate                     Interest Reset Period: Daily

[_]         LIBOR Reuters                     Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.11%

---------------------

*        On the 25th of each September, December, March and June.

** The Federal Funds Rate on June 23, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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